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                         [COOPERS & LYBRAND LETTERHEAD]




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement of Cohen & Steers Special Equity Fund, Inc. on Form N-1A (File No. 333-21993) of our report dated April 4, 1997, on our audit of the statement of assets and liabilities of Cohen & Steers Special Equity Fund, Inc. as of April 1, 1997, which report is included in this Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption 'Accountants' in the Statement of Additional Information.


                                          COOPERS & LYBRAND L.L.P.

                                          Coopers & Lybrand L.L.P.



New York, New York
October 21, 1997



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